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                                                                    EXHIBIT 4.15

                         NOTICE OF GUARANTEED DELIVERY
               FOR RIGHTS CERTIFICATES ISSUED BY NTL INCORPORATED

      (PLEASE COMPLETE THE "DETAILS OF MY RIGHTS AND THE SHARES I ELECT TO
                 PURCHASE" ON THE REVERSE SIDE OF THIS NOTICE)

     If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent
on or before 5:00 p.m., New York City time, on [               ], 2003, you may
exercise your rights by the following guaranteed delivery procedures:

     - deliver to the subscription agent on or prior to the expiration of the rights offering this notice, properly completed by you. Note that this notice must include a signature guarantee from an eligible institution, acceptable to the subscription agent;

     - deliver to the subscription agent, together with this notice, the purchase price payment for each share you elected to purchase under your basic subscription privilege and your over-subscription privilege in the manner set forth in the prospectus and the Instructions For Completion of Your Rights Certificates which was distributed to you with your rights certificate(s); and

     - deliver your properly completed rights certificate evidencing your rights being exercised, and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit this notice.

     This notice of guaranteed delivery and, if you are not wiring your payment of the purchase price, the purchase price for each share you elected to purchase under your basic subscription privilege and your over-subscription privilege should be sent to the subscription agent, Continental Stock Transfer & Trust Company, in the following manner:

                  By Mail, Hand Delivery or Overnight Courier:
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                           Reorganization Department
                                17 Battery Place
                                   8th Floor
                            New York, New York 10004

                                 By Facsimile:
                                 (212) 616-7610
                To confirm facsimile transmission, please call:
                         (212) 509-4000 (extension 536)
   NOTE THAT YOU CANNOT SEND YOUR PAYMENT OF THE PURCHASE PRICE BY FACSIMILE

                  To wire your payment of the purchase price:
      Refer to the wiring instructions on the reverse side of this notice

     DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THIS NOTICE MUST BE DELIVERED TO THE SUBSCRIPTION AGENT ON OR PRIOR TO THE EXPIRATION OF THE RIGHTS OFFERING.

     DELIVERY OF THIS NOTICE WITHOUT PAYMENT OF THE PURCHASE PRICE WILL NOT CONSTITUTE A VALID EXERCISE OF YOUR RIGHTS.

     The address and telephone numbers of the information agent for inquiries, information or requests for additional documentation are:

                             D.F. KING & CO., INC.
                                 48 Wall Street
                                   22nd Floor
                            New York, New York 10005
             Banks and brokerage firms, please call: (212) 269-5550
               All others, please call toll-free: (800) 758-5378
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            DETAILS OF MY RIGHTS AND THE SHARES I ELECT TO PURCHASE
                  (PLEASE FILL IN ALL APPLICABLE INFORMATION)

     I (we) represent and warrant that I am (we are) the holder(s) of rights
certificate(s) representing                rights and that my (our) rights
certificate(s) cannot be delivered to the subscription agent at or before the expiration of the rights offering. I (we) elect to purchase the following shares:

    A.   Basic Subscription Privilege  _____________shares       x    $[______]   =    $_________________.
                                           (number of shares)

    B.   Over-Subscription Privilege   _____________shares       x    $[______]   =    $_________________.
                                           (number of shares)

     [ ] Check this box if you are purchasing shares pursuant to rights granted to you directly by us and not pursuant to rights purchased or otherwise acquired from someone else.

     [ ] Check this box if you are purchasing these shares as a non-U.S. person(s) who has previously provided evidence to us that you and, if you are not the beneficial owner(s), the beneficial owner(s), fall within the permitted categories of persons in the prospectus. Please note that NTL Incorporated reserves the right (without liability) to reject any application which in its sole discretion it determines is not supported by satisfactory evidence of eligibility.

     C.  Total Purchase Price Payment Required (Add A and B
above)    =    $____________.

     I (we) understand that payment of the purchase price for each share of common stock I (we) have elected to purchase under the basic subscription privilege and the over-subscription privilege must be received by the subscription agent at or before the expiration of the rights offering. I (we) represent and warrant to the subscription agent and to NTL Incorporated that the total purchase price payment above on line "C," either (check appropriate box):

    [ ] is being delivered to the subscription agent together with this notice or
    [ ]  has been delivered separately to the subscription agent and is or was delivered in the manner set forth below (check appropriate box):
    [ ] certified check drawn upon a U.S. bank payable to the subscription agent or
    [ ] cashier's check drawn upon a U.S. bank or express money order payable to the subscription agent or
    [ ] wire transfer of funds to the account maintained by the subscription agent for the purpose of accepting purchase price payments at:
              J.P. Morgan Chase Bank,
              New York, New York
              ABA No. 02100021
              Account: 475-502663
              Attention: Continental Stock Transfer & Trust Company,
              Subscription Agent for NTL Incorporated

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of me (us), and every obligation of mine (ours) under this notice of guaranteed delivery shall be binding upon my (our) heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives and my (our) successors and assigns.

     I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this notice:

     - acknowledge that I (we) received and read the prospectus relating to my
       (our) rights and that the terms and conditions of the rights as set forth in the prospectus have been incorporated by reference into this notice;

     - irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus;

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     - represent and warrant that I am a (we are) (and any such person(s) is
       (are)) resident(s) of the United States or I am (we are) otherwise entitled to exercise, or direct the exercise of, my (our) rights as a non-U.S. holder falling within the permitted categories of persons described in the prospectus; and

     - agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

I (we) hereby guarantee that within three (3) business days from the date I (we) submit this Notice of Guaranteed Delivery, I (we) will deliver to the subscription agent the certificates representing the rights being exercised pursuant to this Notice of Guaranteed Delivery, with any required signature guarantees and any other required documents.

Name of each purchaser:

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Telephone Number(s):
------------------------------------

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Address of each purchaser:

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      (Please fill in exactly as name(s) and addresses appear(s) on rights certificates)

Signature of each purchaser:

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Date:
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If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:
-----------------------------------------------------

Capacity:
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Address (including Zip Code):
---------------------------

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Telephone Number:
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Signature guaranteed by:

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Name:
-----------------------------------------------------

Title:
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Name of Eligible Institution:
------------------------------
Your signature must be guaranteed by an eligible institution. Eligible institutions include members of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program.

Rights Certificate No(s). (if available)
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